UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 15, 2012

Ring Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53929	90-0406406
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

18 ½ East State Street, Suite 202, Redlands, CA	92373
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (909) 798-8394

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

       .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       .   Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       .   Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Changes in Registrant’s Certifying Accountant.

(a)

On April 15, 2011, we dismissed Haynie & Company as our independent accountant. The reports of Haynie & Company on our financial statements for the fiscal years ended December 31, 2011 and 2010 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Our Audit Committee recommended and our Board of Directors approved the dismissal on April 15, 2012.  In connection with the audits of our financial statements for our two most recent fiscal years ended December 31, 2011, and for the period up to the date of dismissal, we have had no disagreements with Haynie & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Haynie & Company, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report on our financial statements for such years.  We have provided Haynie & Company a copy of this report and requested that it furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of the letter is included as an exhibit to this report.

(b)

We engaged Hansen, Barnett & Maxwell, P.C. (“HBM”) as our new independent accountants effective April 15, 2012.  During our two most recent fiscal years ended December 31, 2011, and through the date of this report, except as disclosed below, neither we, nor anyone on our behalf, has consulted with HBM regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and either a written report was provided to us or oral advice was provided that the new accountant concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions to this item) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

On February 8, 2012, we anticipated that we would consummate a business combination transaction with Stanford Energy, Inc. (“Stanford”), wherein we would continue as the legal reporting entity.  It was further anticipated that we would file a report on Form 8-K (the “Form 8-K”) with respect to the closing of that transaction disclosing the business combination, and that the Form 8-K would include the required annual financial statements of Stanford, Stanford’s predecessor and the businesses acquired by Stanford, and the required pro forma financial information.

On February 8, 2012, we engaged HBM to read our annual financial statements to be included in our 2011 annual report on Form 10-K, and to read the Form 8-K, the annual financial statements of Stanford, its predecessor and the businesses acquired by Stanford, and the related pro forma financial information, all to be included in the Form 8-K. The financial statements of our company, Stanford, Stanford’s predecessor and businesses acquired by Stanford, along with the pro forma financial information have been or will be prepared by management of our company or Stanford, as applicable. The 2010 and 2011 annual financial statements of our company, Stanford, Stanford’s predecessor and the businesses acquired by Stanford have been or are being audited by other auditors. HBM was not engaged to audit or review those financial statements or provide any form of assurance with respect to those financial statements. In addition, HBM was engaged to prepare our federal and state corporate income tax returns for the year ended December 31, 2011.

From February 8, 2012 through April 18, 2012, HBM has:

1.

Read our annual financial statements that were included in our annual report on Form 10-K for the year ended December 31, 2011, and informed us of minor changes that had come to the attention of HBM that should be made to those financial statements in order for them to be in accordance with accounting principles generally accepted in the United States;

2.

Read the 2010 and 2011 annual financial statements of Stanford; advised Stanford of changes to its accounting for the acquisition of businesses acquired during 2011 that had come to the attention of HBM that should be made in order for the acquisitions to be accounted for in accordance with accounting principles generally accepted in the United States; participated in discussions with the staff of the Securities and Exchange Commission (the “SEC”) regarding those changes; informed Stanford of other changes that had come to HBM’s attention that should be made to Stanford’s 2010 and 2011 financial statements in order for them to be in accordance with accounting principles generally accepted in the United States; and reviewed Stanford’s presentation of the financial statements of Stanford’s predecessor and the businesses acquired by Stanford and participated in discussions with the staff of the SEC in regard to that presentation; and

3.

Reviewed the planned transaction between our company and Stanford including schedules prepared by each company as to the management, board of directors and shareholders that are presently contemplated by the draft of the reorganization agreement and reviewed our evaluation of the accounting treatment of the transaction, the evaluation of the accounting acquirer and the evaluation of the valuation of this business combination, and advised us of changes that had come to the attention of HBM that should be made to the proposed accounting for this transaction in order for it to be in accordance with accounting principles generally accepted in the United States.

Item 9.01

Financial Statements and Exhibits.

Item No.	Description
16.1	Letter dated April 19, 2012, from Haynie & Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ring Energy, Inc.

Date: April 19, 2012

By /s/ Denny W. Nestripke

Denny W. Nestripke, Vice President

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